Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-214168 and 333-282595 on Form S-3 and Registration Statement Nos. 333-219747 and 333-272794 on Form S-8 of our reports dated March 16, 2026, relating to the financial statements of W&T Offshore, Inc. and the effectiveness of W&T Offshore, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 16, 2026